1103791870\4\AMERICAS Exhibit 10.1 CERTAIN INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT IN ACCORDANCE WITH ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE SUCH INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN SO REDACTED FROM THIS EXHIBIT HAS BEEN MARKED WITH“[***]”TO INDICATE THE OMISSION. SEPARATION AGREEMENT AND GENERAL RELEASE In consideration of the mutual promises and undertakings described herein, AMERANT BANK, N.A., a national banking association, which includes any and all of its subsidiaries, parent corporations, affiliates, divisions, predecessors, insurers, members, successors and assigns, joint ventures, and current and former officers, directors. owners, agents, and insurers thereof (all collectively referred to herein as “Amerant” or the “Company”) and the undersigned on behalf of himself/herself, his/her heirs, executors, administrators, successors, and assigns (singularly and collectively referred to throughout this Agreement as “Employee” (Amerant and Employee are collectively referred to herein as the “Parties”) enter into this Confidential Separation Agreement and General Release (“Agreement”) as follows: RECITALS WHEREAS, Employee was employed by Amerant until his resignation on February 14, 2025; WHEREAS, the Parties prefer to avoid and settle any disputes between them without the need for litigation, and without any party admitting any wrongdoing; WHEREAS, in light of Employee’s separation, the Company wishes to provide Employee with certain payments in exchange for signing both this Agreement and the general release attached hereto as Exhibit A (the “Release”). NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree to be legally bound by the following terms and conditions, which constitute full settlement of any and all disputes between them: 1. Resignation: Employee’s resignation from the Company is effective February 14, 2025 (the “Resignation Date”). Employee will be paid all accrued wages through the Resignation Date, less applicable payroll deductions (the “Accrued Obligations”). Employee’s health benefits, if any, will terminate on February 28, 2025. Employee may be eligible to continue certain benefits at Employee’s expense through continuation coverage. Information on how to elect continuation of group health benefits will be provided under separate cover. To the extent applicable, Employee hereby resigns from any group, board, officer status or similar position with the Company or on which Employee served on behalf of the Company. 2. Separation Payments: In exchange for Employee’s execution (and non- revocation) of both this Agreement and the Release within the time periods prescribed herein and therein, and Employee’s continued compliance with both the Agreement and the Release, the

2 | P a g e Information marked “[***]” has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) is the type of information the registrant customarily and actually treats as private or confidential. Company shall provide the Employee with the following benefits commencing within 15 days following the “Release Effective Date” (defined in Section 2 of the Release): a) the cash equivalent value equal to the underlying Market Value per Share of Employee’s RSUs that become vested pursuant to Section 5(b) of Employee’s Performance-based and Time-based Restricted Stock Unit Agreement (collectively, the “RSU Agreements”) as of the Resignation Date as provided in this section, which the Parties agree will be a lump sum cash payment for a total of 13,398 Shares (the “RSU Payment”). The RSU Payment shall be determined using the Market Value per Share of the Common Stock as of the close of the Resignation Date. Employee’s RSUs are governed by the terms of the applicable RSU Agreements and 2018 Equity and Incentive Compensation Plan, as amended, provided further the Employee’s vesting rights shall be determined as if he were employed until February 17, 2025, and Employee shall receive pro-rata acceleration of his RSUs in accordance with Section 5(b) of the RSU Agreements. The RSU Payment shall be paid by the 15th day following the Release Effective Date; b) continuation of Employee’s base salary for a period of (12) months after the Resignation Date, less applicable taxes and deductions, paid in accordance with the Company’s regular payroll cycle and process (“Severance Payments”); and c) provided Employee timely and properly elects continuation coverage under the Company’s group health plan under Section 4980B of COBRA, Employee shall also be entitled to receive an amount equal to the value of up to twelve (12) months of the Company’s share of the COBRA premiums for the group health plan under which Employee was covered immediately prior to the Resignation Date, less all applicable federal, state and local withholding taxes, payable in substantially equal installments during the twelve (12)-month period following the Resignation Date for so long as Employee continues COBRA coverage (“COBRA payments”). The Company will provide the RSUs Payment, Severance Payments and COBRA Payments (collectively, the “Separation Payments”) notwithstanding the fact that, in the absence of this Agreement and the Release, Employee would not be entitled to it. The Company’s obligations under this Section 2 are conditioned upon Employee executing this Agreement and the Release and both this Agreement and the Release becoming irrevocable (the “Agreement Effective Date” (as defined in Section 19 of this Agreement) and the “Release Effective Date” (as defined in Section 2 of the Release)). Employee acknowledges the Separation Payments constitute the full and final settlement of all claims and obligations and that he is not entitled to any commissions, bonuses (including for 2024), incentive, equity-related or other compensation or benefits of any kind, whether under any plan, policy or agreement (including but not limited to the June 12, 2023 Change in Control Agreement, the RSU Agreement or PSU Agreement), or otherwise. 3. Release of Claims:

3 | P a g e Information marked “[***]” has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) is the type of information the registrant customarily and actually treats as private or confidential. (a) General Release By Employee: In exchange for, and in consideration of the benefit described above, Employee knowingly and voluntarily releases and forever discharges, to the fullest extent permitted by law, Amerant, and all of its subsidiaries, parent corporations, affiliated corporations, divisions, predecessors, successors and assigns, joint employers, joint ventures, insurers, and current and former officers, directors, insurers, owners, and agents thereof (all singularly and collectively referred to in this provision as the "Released Parties"), of and from any and all claims, known, unknown or that could have been known, asserted and unasserted from the beginning of the world through the date of this Agreement, including, but not limited to, any alleged violation of: • Title VII of the Civil Rights Act of 1964, as amended; • The Civil Rights Act of 1991; • Sections 1981 through 1988 of Title 42 of the United States Code, as amended; • The Employee Retirement Income Security Act of 1974, as amended; • The Immigration Reform and Control Act, as amended; • The Fair Labor Standards Act, as amended; • The Equal Pay Act, as amended; • The Family and Medical Leave Act, as amended; • The Age Discrimination in Employment Act; as amended; • The Americans with Disabilities Act, as amended; • The Workers Adjustment and Retraining Notification Act, as amended; • The Occupational Safety and Health Act, as amended; • The Florida Civil Rights Act - Fla. Stat. §760.01 et seq.; • The Florida Workers' Compensation Retaliation Statute -- Fla. Stat. §440.205; • The Florida Minimum Wage Act and any other Florida wage payment laws; • Fla. Stat. §448.08; • Any public policy, contract, tort, or common law; and • Any claim for costs, fees, or other expenses including attorneys' fees incurred in these matters. The Parties agree that the above list of statutes is illustrative and not exhaustive. The Parties agree that the waiver and release is to be construed as broadly as possible and covers any and all claims other than those that cannot be waived as a matter of law. Employee further acknowledges that, by signing this Agreement, he: (a) has been fully and properly paid for all work performed on behalf of Amerant; (b) he is not aware of any facts that, to his knowledge, would support a claim against Amerant or the Released Parties for any violation of the Fair Labor Standards Act or any other wage and hour law; and (c) he has not suffered any on the job illness or injury for which he has not already filed a claim. Nothing in this Agreement (including the General Release of Claims and Confidentiality clauses), the Restrictive Covenant Agreement (as defined below), or any other Company’s policy or agreement is intended to prevent or prohibit the Employee from taking any of the following actions, with or without prior notice to the Company: (a) making disclosures protected by

4 | P a g e Information marked “[***]” has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) is the type of information the registrant customarily and actually treats as private or confidential. applicable whistleblower statutes; or (b) filing a charge or complaint with, or participating in an investigation or proceeding conducted by, a governmental agency. Employee warrants that neither he, nor anyone acting on his behalf, has filed any civil action, suit, arbitration, administrative charge, or legal proceeding, whether in court or with an administrative agency against the Released Parties; and he has not made any assignment or pledge to anyone of any claim against the Released Parties. Employee further agrees that should any person, organization, or other entity file, charge, claim, sue or cause or permit to be filed any civil action, suit or legal proceeding involving any matter occurring at any time in the past against Released Parties, he will not seek nor accept any personal relief in such civil action, suit, or legal proceeding. Notwithstanding the foregoing, nothing in this Agreement (i) prohibits, limits or restricts, or shall be construed to prohibit, limit or restrict Employee from exercising any legally protected whistleblower rights (including pursuant to Section 21F of the Exchange Act and the rules and regulations thereunder), without notice to or consent from the Company, or (ii) to the extent required by law, prohibits or shall be construed to prohibit Employee from receiving a reward from the Securities and Exchange Commission or other applicable government agency pursuant to Section 21F of the Exchange Act or other applicable whistleblower or other law or regulation in connection therewith. This Agreement is intended to be a full and complete release of all claims against the Released Parties. If Employee nevertheless initiates a lawsuit against the Released Parties in violation of this Agreement, or breaches any provision of this Agreement, the Released Parties are entitled to damages from Employee, including, without limitation, attorneys' fees and costs incurred in enforcing this Agreement and/or the Release, defending the new lawsuit and any other damages appropriate under law. (b) Release by Company: Save and except for the obligations and rights contained within and established by this Agreement and/or any Restrictive Covenants Agreements, the Company releases, discharges, and covenants not to sue Employee from all causes of action, claims and demands that the Company has or may have against Employee, with the exception of claims that cannot be legally waived under applicable law or that are based on Employee’s criminal or willful misconduct. 4. Affirmations: Employee represents and affirms that he has been paid and/or received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits are due him, except as provided for in this Agreement. Employee also affirms that Employee has not divulged any proprietary or confidential information of Amerant in violation of this Agreement and will continue to maintain the confidentiality of such information consistent with this Agreement. 5. Reference: Employee affirms and agrees that all employment reference checks will be directed exclusively to Human Resources, and Employee understands that any reference to be given shall be limited to confirmation of dates of employment and last position held.

5 | P a g e Information marked “[***]” has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) is the type of information the registrant customarily and actually treats as private or confidential. 6. Successors and Assigns: This Agreement and the Release are intended to bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, successors and assigns, except that Employee may not assign Employee’s rights or delegate Employee’s obligations hereunder without the prior written consent of the Company. This Agreement shall inure to the benefit of the Company and each Released Person, as each other Released Person shall be a third-party beneficiary of this Agreement. The Company may unilaterally assign its rights and obligations under this Agreement to any successor to Company’s rights and obligations hereunder as a result of any change in control, merger, consolidation, restructuring or reorganization or to any other successor to all or substantially all of the securities, business and/or assets of the Company or any of its affiliates, and the Employee shall continue to be bound by the terms and conditions of this Agreement; in the event of such assignment, references to the “Company” herein shall mean the assignee. 7. Confidentiality: Employee understands that “Confidential Information” means information and physical material not generally known or available outside the Company and information and physical material entrusted to the Company in confidence by third parties. Confidential Information includes, without limitation and is not limited to: (i) Company Inventions (as defined below); (ii) technical data, trade secrets, know-how , research, product or service ideas or plans, software and computer codes and designs, developments, inventions, processes, formulas, techniques, hardware configuration information, lists of, or information relating to, employees and consultants of the Company (including, but not limited to, the names, contact information, jobs, compensation, and expertise of such employees and consultants), lists of, or information relating to, suppliers and customers (including, but not limited to, customers of the Company), market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information disclosed to Employee by the Company either directly or indirectly, whether in writing, electronically, orally, or by observation. Confidential Information also includes any and all methods used by Company to provide banking services to clients or customers. The obligations set forth herein are in addition to those included in any other agreement by and between the Employee and the Company that contain restrictive covenants, which include but are not limited to the Confidential Information, Trade Secrets, and Non-Solicitation Employee Agreement, the Restrictive Covenant Agreement, etc., (hereinafter, any such agreement individually or collectively shall be referred to as a “Restrictive Covenant Agreement”), as applicable. In the event of a conflict between this Agreement and any Restrictive Covenant Agreement regarding the confidentiality provision herein, the Restrictive Covenant Agreement shall control. 8. Non-Disparagement: Employee agrees that he will not provide information, issue statements, or take any action, directly or indirectly, that would cause Amerant or the Released Parties embarrassment or humiliation or otherwise cause or contribute to Amerant being held in disrepute. This provision does not prohibit Employee from providing truthful information in

6 | P a g e Information marked “[***]” has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) is the type of information the registrant customarily and actually treats as private or confidential. response to a valid subpoena, in connection with other sworn testimony or to any governmental or regulatory agency conducting any investigation or inquiry. The obligations set forth herein are in addition to any applicable Restrictive Covenant Agreement. 9. Non-Competition and Non-Solicitation: In order to protect Confidential Information and the goodwill of the Company and to help enforce non-disclosure obligations in this Agreement, Employee agrees to the following: [***] 10. Enforcement of Sections 7, 8 and 9: Employee agrees that time period he is in violation of any of sections 7, 8 and/or 9 does not count against the time periods prescribed therein and also tolls the time periods of any of the restrictive covenant time periods in any applicable Restrictive Covenant Agreement. 11. Cessation of Separation Payments; Repayment: In the event Employee materially breaches this Agreement, all Separation Payments shall immediately cease. and Employee agrees to repay the Separation Payments (other than the COBRA Payments) to the Company within 30 days of such demand. Notwithstanding the foregoing, if Employee breaches only the non-competition provision set forth in Section 9(a) of this Agreement, Company shall cease making any further Severance Payments due to Employee under this Agreement; however, Employee shall not be required to repay to Company any Separation Payments paid to Employee prior to the date of any such breach of the non-competition provision of Section 9 of this Agreement. 12. Remedies and Enforcement: In the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, Employee hereby consents and agrees that money damages may not afford an adequate remedy and that the Company shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages. In addition, if Employee fails to comply with any of the terms of this Agreement or the post-employment obligations contained in it, and except as otherwise set forth herein, Employer may, in addition to any other remedies it may have, reclaim any amounts paid to Employee under this Agreement or terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it. 13. No Admission of Wrongdoing: The Parties acknowledge that this Agreement is not an admission of liability or wrongdoing by anyone, but instead reflects the Parties' desire to reach a mutual agreement and resolve all issues without further time and expense. The Released Parties deny any wrongdoing or violation of law. Employee forever waives all rights to assert that this Agreement was the result of a mistake in law or in fact. 14. Return of Property: Employee affirms that Employee has returned all of Amerant's property, documents, and/or any confidential information in Employee's possession or control related to Amerant. This includes, but is not limited to, customer lists, financial and accounting information, and all tangible and intangible property belonging to the Company or

7 | P a g e Information marked “[***]” has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) is the type of information the registrant customarily and actually treats as private or confidential. relating to your employment with the Company. If Employee is in possession of any such documents or property, Employee will promptly notify Human Resources by email, and Human Resources will send Employee a self-addressed, stamped envelope for return of the property. Employee represents and warrants that Employee has not, and will not, retain any copies, electronic or otherwise, of any Company property. 15. Post-Employment Cooperation: Employee agrees to reasonably cooperate with the Company in the defense of any claims, demands, allegations, or other assertion of legal rights made against the Company or its Related Persons by a third party and relating to events occurring prior to the execution of this Agreement of which Employee has or may have knowledge. Employee agrees to make himself reasonably available at mutually convenient times and places in person and by phone and e-mail to consult with the Company and others designated by it about matters about which he has knowledge arising from his employment with the Company and otherwise as the Company determines is reasonably appropriate. The Company will reimburse Employee for all reasonable out-of-pocket expenses authorized by the Company before being incurred in connection with the cooperation described in this paragraph. 16. Section 409A: Although the Company does not guarantee the tax treatment of any payments under the Agreement, the intent of the Parties is that the payments and benefits under this Agreement be exempt from, or comply with, Section 409A and to the maximum extent permitted the Agreement shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or its affiliates or their respective officers, directors, employees or agents be liable for any additional tax, interest or penalties that may be imposed on Employee by Section 409A or damages for failing to comply with Section 409A. Notwithstanding any other provision of this Agreement to the contrary, to the extent that any reimbursement of expenses constitutes “deferred compensation” under Section 409A, such reimbursement shall be provided no later than December 31 of the year following the year in which the expense was incurred. The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), the right to receive payments in the form of installment payments shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment shall at all times be considered a separate and distinct payment. Whenever a payment under this Agreement may be paid within a specified period, the actual date of payment within the specified period shall be within the sole discretion of the Company. Notwithstanding any other provision of this Agreement to the contrary, if at the time of Employee’s separation from service (as defined in Section 409A), Employee is a “Specified Employee,” then the Company will defer the payment or commencement of any nonqualified deferred compensation subject to , and not exempt from, Section 409A payable upon separation from service (without any reduction in such payments or benefits ultimately paid or provided to Employee) until the date that

8 | P a g e Information marked “[***]” has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) is the type of information the registrant customarily and actually treats as private or confidential. is six (6) months following separation from service or, if earlier, the earliest other date as is permitted under Section 409A (and any amounts that otherwise would have been paid during this deferral period will be paid in a lump sum on the day after the expiration of the six (6) month period or such shorter period, if applicable). Employee will be a “Specified Employee” for purposes of this Agreement if, on the date of Employee’s separation from service, Employee is an individual who is, under the method of determination adopted by the Company designated as, or within the category of employees deemed to be, a “Specified Employee” within the meaning and in accordance with Treasury Regulation Section 1.409A-1(i). The Company shall determine in its sole discretion all matters relating to who is a “Specified Employee” and the application of and effects of the change in such determination. Notwithstanding anything in this Agreement or elsewhere to the contrary, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute “non-qualified deferred compensation” within the meaning of Section 409A upon or following a termination of the Employee’s employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” and the date of such separation from service shall be the date of termination for purposes of any such payment or benefits. 17. Governing Law, Jurisdiction and Attorney’s Fees: This Agreement shall be governed and conformed in accordance with the laws of the State of Florida without regard to its conflict of laws provision. In the event Employee or Amerant breaches any provision of this Agreement, either may institute an action to specifically enforce any term or terms of this Agreement. The exclusive venue for any dispute of and/or relating to this agreement shall be in Miami-Dade County, Florida. In the event of any litigation arising from a breach of this Agreement, the prevailing party shall be entitled to recover any remedy or right it may have at law or in equity, including but not limited to, his/her/its reasonable attorneys' fees and costs. 18. Modification of Agreement: This Agreement may not be amended, changed, or modified in any way, except in writing executed by all Parties. The Parties agree not to make any claim at any time or place that this Agreement has been verbally modified in any respect whatsoever. No waiver of any provision of this Agreement will be valid unless it is in writing and signed by the party against whom such waiver is charged. 19. Consultation of Attorney; Adequate Time For Consideration: Employee acknowledges and agrees that he had the opportunity to consult with an independent attorney of his own choosing to counsel him as to the meaning and legal import of this Agreement and all its terms. Employee agrees that he has had ample time in which to consider this Agreement. On the date that Employee executes the Agreement, this Agreement will become effective and enforceable on that day (the “Agreement Effective Date”). 20. Notices: All notices, requests, instructions, demands, consents, authorizations or

9 | P a g e Information marked “[***]” has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) is the type of information the registrant customarily and actually treats as private or confidential. other communications hereunder between the Parties will be in writing and will be deemed to have been duly delivered and received if: (a) delivered in person with return receipt requested or by courier (e.g., include but are not limited to FedEx, DHL, UPS, etc.); (b) delivered by facsimile or e-mail with acknowledgement returned promptly thereafter by facsimile or e-mail; and/or (c) if mailed by U.S. mail – then by certified, return receipt requested to the addresses provided in the signature page this Agreement. 21. Interpretation: The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties. This Agreement has been negotiated by and between attorneys for the Parties and shall not be construed against the “drafter” of the Agreement. 22. Counterparts: This Agreement may be executed in one or more counterparts including via facsimile, portable document format or other electronic means, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument. 23. Severability: The Parties explicitly acknowledge and agree that the provisions of this Agreement are both reasonable and enforceable. However, if any portion or provision of this Agreement (including, without implication of limitation, any portion or provision of any section of this Agreement) is determined to be illegal, invalid, or unenforceable by any court of competent jurisdiction and cannot be modified to be legal, valid, or enforceable, the remainder of this Agreement shall not be affected by such determination and shall be valid and enforceable to the fullest extent permitted by law, and said illegal, invalid, or unenforceable portion or provision shall be deemed not to be a part of this Agreement. 24. Entire Agreement: This Agreement sets forth the entire Agreement between the Parties with respect to the subject matter herein and supersedes all prior agreements, arrangements and understandings, written or oral, between the Parties with respect to the subject matter herein, except that any Restrictive Covenant Agreements and any agreements protecting the Company’s confidential and/or proprietary information, trade secrets or other property, shall survive. Employee acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept this Agreement, except for those set forth in this Agreement. 25. Selective Enforcement: The Parties agree that the failure of any party to enforce or exercise any right, condition, term, or provision of this Agreement shall not be construed as or deemed a relinquishment or waiver thereof, and the same shall continue in full force and effect. 26. WAIVER OF JURY TRIAL: IN ANY ACTION OF OR RELATING TO THIS AGREEMENT THE PARTIES EXPRESSLY WAIVE THEIR RIGHT TO A TRIAL BY JURY. HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE

10 | P a g e Information marked “[***]” has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) is the type of information the registrant customarily and actually treats as private or confidential. PROMISES AND TO RECEIVE THE SUMS AND BENEFITS ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION AND UNDERSTANDING, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE, AND RELEASE ALL CLAIMS HE HAS, HAD OR MIGHT HAVE AGAINST AMERANT. [Signature page follows]

11 | P a g e Information marked “[***]” has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) is the type of information the registrant customarily and actually treats as private or confidential. IN WITNESS WHEREOF, the Parties have entered into and executed this Agreement on the dates provided below. EMPLOYEE AMERANT BANK, N.A. /s/ Howard A. Levine By: /s/ Mariola Sanchez Howard A. Levine Title: CPO Date: February 14, 2025 Date: February 14, 2025 Address for Notice: Address for Notice: [***] Email: [***] Amerant Bank, N.A. Attention: Human Resources 220 Alhambra Circle Coral Gables, FL 33134 Email: legal@amerantbank.com

12 | P a g e Information marked “[***]” has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) is the type of information the registrant customarily and actually treats as private or confidential. Exhibit A RELEASE [***]